Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-60725, 333-81371 and 333-90798) and Registration Statements on Form S-8 (Nos. 33-57003, 33-65437, 333-15115, 333-15117, 333-66266, 333-67835, 333-86455, 333-90806, 333-101674, 333-101975 and 333-135154) of Compass Bancshares of our report dated June 24, 2005 relating to the statement of net assets available for benefits of the Compass Bancshares, Inc. Employee Stock Ownership Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Birmingham, Alabama
June 29, 2006